STRATEGIC ALLIANCE AND MARKETING AGREEMENT


         This Strategic Alliance and Marketing Agreement (the "Agreement") is made as of this 13 day of January, 2000 (the "Effective Date") by and between ABSOLUTE BACKORDER SERVICE INC., a Delaware corporation ("Absolute") and ROWECOM INC., a Delaware corporation ("RoweCom").

         WHEREAS, Absolute assists its customers in filling the gaps of library serials collections by utilizing an extensive inventory, worldwide vendor network and publishers' back stock and offering a complete start-to-finish service, locating, ordering, receiving, inspecting, collating and shipping backorder issues and collections;

         WHEREAS, RoweCom provides business-to-business electronic commerce services to businesses and not-for-profit institutions interested in purchasing subscriptions, books and other knowledge products and services of a professional nature and, in connection therewith, RoweCom collaborates with such entities to enhance existing intranet networks to enable such entities to purchase subscriptions, books and other knowledge products and services via their intranets;

         WHEREAS, RoweCom and Absolute agree to enter into Strategic Alliance (as defined herein) with the goal of potentially integrating Absolute's services and RoweCom's electronic commerce site(s), to enable business clients to make purchases directly from RoweCom's site(s) using Absolutes services in an integrated manner;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Absolute and RoweCom agree as follows:

1.       DEFINITIONS

1.1. DEFINED TERMS. For purposes of this Agreement, the following terms have the respective meanings set forth below:

         ABSOLUTE SERVICES means services offered by Absolute including filling the gaps of library serials collections, locating, ordering, receiving, inspecting, collating and shipping backorder issues.

         ABSOLUTE SITE means (1) the web site and pages that a user's web browser will generate as a result of requesting URLs in the "Absolute" Internet domain, other than such pages intended for testing, development, or other internal purposes; and (2) any web pages or sites that are replacements for such web pages or site.

         CUSTOMER means any person or entity purchasing Knowledge Products or Absolute Services as defined herein.


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                                      -2-



         GROSS MARGIN means the aggregate amount received by any party to this Agreement , LESS: (i) payments to any third-party, (ii) credits, refunds and allowances separately and actually credited to customers; (iii) offered and taken trade and cash discounts, rebates, trade commissions and distribution fees in amounts customary to the trade and as required to do business in the country in which they are made; and (iv) sales, excise, use, turnover, inventory, value-added and similar taxes and duties, not including net income tax. Gross Margin shall also not include special outbound packing, transportation, insurance, and handling charges, separately billed to the customer or prepaid.

         HTML means hypertext mark-up language.

         INITIAL ORDER means any new order for a Knowledge Product placed by Customer.

         INTELLECTUAL PROPERTY means the respective patents, trade secrets, copyrights, trademarks, industrial designs and other intellectual property of the parties, including without limitation the RoweCom Trademarks, the Absolute Trademarks, related sales material, RoweCom Content, and any such Intellectual Property contained in the RoweCom Absolute kStore, RoweCom Site and/or the Absolute Site.

         INTRANET means an internal local area network which enables a company to share its resources with its employees in a manner similar to the Internet with the restricted Internet access.

         KNOWLEDGE PRODUCTS means any magazines, books, journals, subscriptions, serials, market research reports, or other publications, embodied in paper or electronic media.

         LAUNCH DATE means the date on which the RoweCom Absolute kStoreis substantially complete and functional in all material respects enabling the purchase of Knowledge Products and Absolute Services by Customers.

         RENEWAL ORDER means the renewal of an Initial Order.

         ROWECOM ABSOLUTE KSTORE means a customized, co-branded Absolute/RoweCom web site prepared by RoweCom. The RoweCom Absolute kStore will contain a catalog of Knowledge Products order processing, and other features, and will have a URL address determined by RoweCom.

         ROWECOM SITE means (1) the web site and pages that a user's web browser will generate as a result of requesting URLs in the "RoweCom" Internet domain, other than such pages intended for testing, development, or other internal purposes; and (2) any web pages or sites that are replacements for such web pages or site.

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                                      -3-



         STRATEGIC ALLIANCE means cooperation between the parties to this Agreement by means of combining their respective resources, joint marketing and sharing revenues as well as conducting other mutually beneficial business activities.

         TERM means the period beginning on the Effective Date and ending upon expiration or termination of this Agreement, as set forth in Section 7 hereto.

         TRADEMARK means names, trademarks, services marks, trade names, labels, logos, designs or other designations and all goodwill associated therewith. The RoweCom Trademarks are set forth in EXHIBIT A (hereby incorporated by reference), as may be updated by RoweCom from time to time. The Absolute Trademarks are set forth in EXHIBIT B (hereby incorporated by reference), as may be updated by Absolute from time to time.

         URL means uniform resource locator.

1.2. OTHER DEFINED TERMS. Each of the following terms have the meanings ascribed to it in the section set forth opposite such term:

         AGREEMENT                          Preamble
         AUDITED PART                       Section 4.3
         AUDITING PARTY                     Section 4.3
         CONFIDENTIAL INFORMATION           Section 6.1
         DISCLOSING PARTY                   Section 6.1
         EFFECTIVE DATE                     Preamble
         INDEMNITOR                         Section 8.3(a)
         INDEMNITEES                        Section 8.3(a)
         INITIAL TERM                       Section 7.1
         LOSSES                             Section 8.3(a)
         QUARTERLY STATEMENT                Section 4.2

2.       LINKAGE

2.1. SITE LINKS TO THE ROWECOM ABSOLUTE KSTORE. Subject to the terms of this Agreement but in no event later than within sixty days from the Effective Date, Absolute will place a hypertext link to the RoweCom Absolute kStore. RoweCom shall provide the textual and/or graphic content, when applicable, of such link to Absolute as one or more computer-readable files in an Internet standard file format (such files being, collectively, the "RoweCom Link File").

2.2. SITE LINKS TO THE ABSOLUTE SITE. Subject to the terms of this Agreement but in no event later than within sixty days from the Effective Date, RoweCom will place a hypertext link to the Absolute Site, with a URL address determined by Absolute, from the RoweCom Site and from other kStore specialized web pages designed by RoweCom for its Customers. The location, size and placement of each link shall as determined by RoweCom in its sole discretion. Absolute will provide the textual and/or graphic content,


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                                      -4-



when applicable, of these links to RoweCom as one or more computer-readable files in an Internet standard file format (such files being, collectively, the "Absolute Link File").

2.3. EXPENSES. Each party shall be responsible for its own expenses in performing its obligations under this Agreement.


3.       OBLIGATIONS OF THE PARTIES.

3.1. ABSOLUTE OBLIGATIONS. Subject to the terms of this Agreement, Absolute shall:

         A. Assign a designated person to prepare the Absolute Site to process orders by Customers referred to by RoweCom, and to act as a contact person for the daily operations of the RoweCom Absolute kStore;

         B. Provide one or more hypertext links from the Absolute Site to the RoweCom Absolute kStore as set forth in Section 2.1 of this Agreement;

         C. List RoweCom as a preferred provider (as specified herein) of Knowledge Products on the Absolute Site

         D. Collect amounts from Customers, comply with all applicable laws and regulations, fulfill orders placed by Customers, process address changes and provide customer service including but not limited to assigning a customer service representative to provide customer support and respond to claims from Customers.

         E. Make payments to RoweCom, and provide Quarterly Statements, in accordance with Section 4 hereof.

         The parties understand that under the current Absolute refunds and cancellation policy all sales are considered as final. Notwithstanding anything to the contrary, Absolute undertakes to review in good faith each refund or cancellation request furnished by or on behalf of RoweCom.

3.2. ROWECOM OBLIGATIONS. Subject to the terms of this Agreement, RoweCom shall:

         a. Assign an account executive for RoweCom Absolute kStore implementation, and to act as a contact person for the daily operations of the RoweCom Absolute kStore;

         b. Provide hypertext links from the RoweCom Site and from other specialized kStore web pages designed by RoweCom for its Customers to the Absolute Site as set forth in Section 2.2 of this Agreement;


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         c.       List Absolute as a preferred provider (as specified herein) of backorder services on the RoweCom Site;

         d. Process Initial Orders and Renewal Orders received from Customers, collect amounts from Customers, comply with all applicable laws and regulations, fulfill Initial Orders and Renewal Orders, process address changes for Customers, and provide customer service on Initial Orders and Renewal Orders, including but not limited to assigning a customer service representative to provide customer support and respond to claims from Customers;

         e. Honor the policy regarding cancellations and refunds provided by the publisher of the applicable Knowledge Product, provided that RoweCom reserves its right to change its policy regarding refunds and cancellations;

         f. Perform title searches for additions to RoweCom Content and use its best efforts to add to RoweCom Content a particular Knowledge Product requested by Absolute or Customer or potential Customer within seventy-two (72) hours of such request. From time to time during the Term, RoweCom may, at its sole discretion, make corrections, enhancements, revisions, updates, upgrades and other changes to RoweCom Content unrelated to any requests by Absolute or Customers. In the event that (1) RoweCom cannot or will not add requested materials to the RoweCom Content within the time specified above, or (2) RoweCom ceases to offer a particular Knowledge Product, Absolute shall be entitled to contract directly with the publisher or any other provider of such Knowledge Product for the right to offer such titles on or through the Absolute Site, provided that, Absolute shall provide at least seven (7) days advance written notice of such intent to seek such Knowledge Product from a publisher or other third party provider;

         g. Provide technical support to Absolute in connection with the installation, operation, and maintenance of the RoweCom Absolute kStore; and

         h. Make payments, and provide Quarterly Statements, to Absolute in accordance with Section 4 hereof for all Initial Orders and Renewal Orders.

3.3. PREFERRED PROVIDER STATUS. During the Term, either party undertakes at all times to refer to or provide a hypertext link to the other party's Internet site and to ensure that the name, URL and any other pertinent information of such other party are displayed with equivalent prominence to a name, URL and any other pertinent information of any third party.

Nothing herein is deemed to limit either party's ability to utilize other vendors.


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3.4. SERVICE INTEGRATION. Within six months from the Effective Date the parties agree to cooperate in order to determine whether integration of Absolute's backorder services with RoweCom's kStore is commercially and technically feasible.

3.5.     LICENSES.

         A. LICENSES TO ABSOLUTE. Subject to the terms set forth herein, RoweCom hereby grants to Absolute:

                  (1) a limited, world-wide, non-exclusive, non-transferable, non-assignable (except as set forth in Section 9.3), royalty-free right and license (excluding the right to sublicense) to store, copy, distribute, transmit, adapt, and display the RoweCom Absolute kStore, RoweCom Content, and the RoweCom Link File as delivered under Section 2.1.

                  (2) a limited, world-wide, non-exclusive, non-assignable (except as set forth in Section 9.3), royalty-free right and license (excluding the right to sublicense) to use the RoweCom Trademarks solely to promote and market the RoweCom Absolute kStore and RoweCom Content in accordance with the terms of this Agreement. Upon reasonable notice from RoweCom, Absolute shall permit RoweCom to visit all locations on the Internet including Intranet and other internal networks where Absolute delivers services using the RoweCom Trademarks to ensure that (a) such services are delivered in a manner consistent with the service standards employed by RoweCom and (b) the RoweCom Trademarks used in connection with such services are in compliance with the specifications provided to Absolute from time to time. It is understood that, under certain circumstances, Absolute may need third party consents to effectuate the visitation by RoweCom. In such circumstances, Absolute will work with RoweCom to facilitate the review of the usage of the RoweCom Trademarks.

         b. LICENSE TO ROWECOM. Subject to the terms set forth herein, Absolute hereby grants to RoweCom a limited, world-wide, non-exclusive, non-assignable (except as set forth in Section 9.3), royalty-free right and license (excluding the right to sublicense) to use the Absolute Trademarks, and Absolute Services solely in connection with RoweCom Absolute kStore and in accordance with the terms of this Agreement. RoweCom agrees that, upon reasonable notice from Absolute, RoweCom shall permit Absolute to visit all locations on the Internet including corporate intranets and other internal networks where RoweCom delivers services using the Absolute Trademarks to ensure that (1) such services are delivered in a manner consistent with the service standards employed by Absolute and (2) the Absolute Trademarks used in connection with such services are in

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                                      -7-



                   compliance with the specifications provided to RoweCom from time to time. It is understood that, under certain circumstances, RoweCom may need third party consents to effectuate the visitation by Absolute. In such circumstances, RoweCom will work with Absolute to facilitate the review of the usage of the Absolute Trademarks.

         c. RESTRICTION ON USE OF CONFIDENTIAL INFORMATION. Nothing in this Section 3.4 shall allow either party to use the other party's Confidential Information beyond the limitations on such use set forth in Section 6 below.

3.6. PUBLICITY. Neither party shall originate or cause to be issued any publicity or news release or otherwise make any public announcement or statements, written or oral, with respect to this Agreement or the terms hereof or the transactions contemplated hereby unless mutually agreed by the parties in writing (not be unreasonably withheld or delayed), PROVIDED THAT, each party may provide information to the extent required under securities laws or other applicable laws or regulations, or governmental or court order. Neither party shall use the name of the other party or any adaptation thereof or any of such other party's Trademarks in any advertising, promotional or sales literature, or in any other form of publicity without prior written consent (which consent will not be unreasonably withheld or delayed) obtained from the other party in each case. Notwithstanding the foregoing, a party shall not be in breach of this
Section 3.6 as a result of the incidental appearance of the other party's web site, Content, Link File, or Trademarks in any public demonstration of such party's web site or services generally.

3.7. INTELLECTUAL PROPERTY. Subject to the terms hereof, each party shall inform the other party of any changes in or additions to the informing party's Trademarks, and shall amend either EXHIBIT A or EXHIBIT B accordingly. Each party shall use commercially reasonable efforts to correctly reference the other party's Trademarks and other proprietary rights in any marketing, advertising, promotional materials, sales literature or publicity permitted hereunder, as required by law or as reasonably requested by the other party. Each party's Trademarks and Confidential Information (as defined below) shall remain the sole and exclusive property of such party and the other party shall have no rights thereto, except as otherwise expressly provided herein, and the goodwill associated therewith shall inure to the benefit of the owner of such Trademark. Upon any expiration or termination of this Agreement, the license to use the Trademarks shall terminate. Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed to transfer ownership of copyrightable material from one party to the other.

3.9. CONTACT PERSONS. Each party shall designate a Partner Relations Manager to implement the obligations of each such party hereunder and to be available to respond to inquiries during the normal business hours of such party.

3.10. SALES MATERIALS. Each party shall furnish at no cost to the other party reasonable quantities of promotional materials, such as sales literature and similar promotional material, relating to RoweCom Content, RoweCom Trademarks, and the Absolute Site,

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                                      -8-



including such information as is necessary or appropriate for each party to formulate any marketing materials used in connection with marketing activities under this Agreement. Each party hereby grants to the other party a license during the Term to use such promotional materials solely for purposes of promoting the granting party, provided that, neither party shall edit, modify or otherwise alter the form or content of such promotional materials.

4.       PAYMENTS AND AUDITS

4.1.     PAYMENTS.

         a. PAYMENTS BY ROWECOM. Subject to the terms of this Agreement, RoweCom shall pay to Absolute, no later than thirty (30) business days after the end of every calendar quarter, an amount equal to five (5%) of the Gross Margin on all Initial Orders of Knowledge Products placed by Absolute through Absolute RoweCom kStrore during that quarter.

         b. PAYMENTS BY ABSOLUTE. Subject to the terms of this Agreement, Absolute shall pay to RoweCom, no later than thirty (30) days after the end of each calendar quarter, an amount equal to forty percent (40%) of the Gross Margin received by Absolute during that quarter on all orders for Absolute Services on which RoweCom provided direct assistance including but not limited to by means of linking and referring to Absolute Site, by phone and by e-mail. For orders of a single back issue RoweCom will receive a commission equal to 5% of the Gross Margin.

4.2. QUARTERLY STATEMENTS. Within fifteen (15) days after the end of each calendar quarter after the Effective Date and for as long as any amounts are due in accordance with this Section 4, each party shall submit to the other party a detailed statement ("QUARTERLY STATEMENT") that sets forth, the Gross Margin received by such party during the relevant quarter , and the calculation of the amounts payable to such party pursuant to Section 4.1.

4.3. AUDITS. During the Term of this Agreement and for ninety (90) days thereafter, each party (for purposes of this Section 4.3 only, the "AUDITING PARTY") shall have the right, not more than once in any twelve (12)-month period, to have the relevant books and records of the other party (the "AUDITED PARTY") for the other party's immediately preceding financial year audited by an independent certified public accountant chosen by the Auditing Party, for the sole purpose of ascertaining the accuracy of the Audited Party's reports under this Agreement. Each party shall maintain accurate books and records relating to such matters. Such audits shall be scheduled within thirty (30) days following delivery of a notice by the Auditing Party to the Audited Party, and conducted during normal business hours, in a manner that does not unreasonably interfere with the Audited Party's normal business activities. The Auditing Party shall require the auditor to execute a confidentiality agreement, acceptable to the Audited Party, which shall prohibit the auditor from disclosing any information ascertained from the audit to any

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                                      -9-



party, including the Auditing Party, for any purpose other than to confirm the accuracy of the Audited Party's reports or to advise the Auditing Party of any discrepancies discovered through the audit. In the event that any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than the amount due to the Auditing Party, the Audited Party shall promptly pay the Auditing Party the amount of such underpayment and all accrued interest thereon from the date that such payment was due. In addition, if any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than ninety percent (90%) of the actual amount due to the Auditing Party for the period in question, the actual out-of-pocket cost of such audit shall be borne by the Audited Party; otherwise, the cost of the audit shall be borne by the Auditing Party.

4.4. TAXES. All taxes and charges, other than income taxes, that may be imposed by any governmental taxing authority on any sales pursuant to this Agreement shall be paid by the party assessed such taxes or charges.

5.       REPRESENTATIONS AND WARRANTIES

5.1. AUTHORIZATION, ETC. Each party hereby represents and warrants to the other that: (a) it has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;
(b) this Agreement has been duly authorized, executed and delivered by such party, constitutes the legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity); and (c) to the best of its knowledge, it has provided the other party with the information known to it that materially affects the other party's ability to perform the other party's obligations under this Agreement.

5.2. NON-INFRINGEMENT. Each party hereby represents and warrants that (i) the provision by such party of Intellectual Property to the other party hereunder does not infringe upon or violate the intellectual property rights or any other rights of any third party or violate any applicable law or regulation; (ii) neither party has been charged or threatened with infringement or violation of any intellectual property right or any other rights of any person or entity in connection with the Intellectual Property provided by such party to the other party hereunder; (iii) the Intellectual Property and other information provided by each party (including without limitation, the RoweCom Content, the RoweCom Absolute kStore, the RoweCom Link File, the Absolute Link File, and the RoweCom Trademarks) to the other party hereunder will not contain any defects, viruses, worms, date bombs, time bombs, or other code that is designed to damage, interrupt, or interfere with any software or data of the other party; and (iv) the RoweCom Absolute kStore and services provided to Customers therewith shall be conducted in a professional, timely and diligent manner, and shall comply with all applicable laws and regulations of RoweCom Absolute kStore.


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5.3. THIRD PARTY RIGHTS. Each party represents and warrants to the other party that: (a) it is not bound by any agreement or obligation (and will not enter into any agreement or obligation) that could materially interfere with the performance of its obligations under this Agreement; and (b) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement.

5.4. DISCLAIMER. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 5, EACH PARTY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE PRODUCTS AND SERVICES CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

6.       CONFIDENTIALITY

6.1. CONFIDENTIAL INFORMATION. "Confidential Information" means all financial, business, marketing, operations, technical, and economic information, whether tangible or intangible, that is disclosed by either party (the "Disclosing Party") or any of Disclosing Party's suppliers, employees, contractors or customers to the other party (the "Recipient"), if such information is disclosed
(i) in writing or by way of any other media that is marked as "confidential" or "proprietary" information; (ii) orally or visually, provided that, such oral or visual disclosure is followed by written confirmation by the Disclosing Party within three (3) business days of such disclosure; provided that (A) Confidential Information excludes any information or portion thereof that (1) was known to the Recipient before receipt thereof under this Agreement; (2) is disclosed to the Recipient by a third person who has a right to make such disclosure without any obligation of confidentiality to the Disclosing Party;
(3) is or becomes generally known in the trade or to the public without violation of this Agreement by the Recipient; (4) is independently developed by the Recipient or Recipient's employees, agents, or contractors to whom the Disclosing Party's information was not disclosed; or (5) is approved in writing by the Disclosing Party for release; and (B) only the specific information that meets the exclusions shall be excluded, and not any other information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion); and (C) Confidential Information includes summaries and other materials prepared by or on behalf of a Recipient that restate, summarize or otherwise use any Confidential Information of a Disclosing Party except to the extent that such summaries and other materials qualify for exclusion under this Section.

6.2. NONDISCLOSURE AND LIMITATIONS ON USE. Each Recipient agrees (a) to keep secret and maintain the Confidential Information as confidential and to hold the Confidential Information in trust for the exclusive benefit of the Disclosing Party; (b) to use or copy the Confidential Information solely to perform its obligations under this Agreement; (c) to segregate the Confidential Information from the Recipient's other information and from that of third parties; (d) not to copy the Confidential Information unless necessary to perform services under this Agreement; (e) to notify promptly the Disclosing Party upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with the Disclosing Party in the exercise of the Disclosing Party's right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; (f) not to disclose the Confidential Information to any person or entity not a party to this Agreement other than such of Recipient's contractors, agents or employees who (i) have a need to know the Confidential Information for a purpose permitted hereunder; and (ii) are apprised of the confidential nature of the Confidential Information; and (g) subject to Section 7.3b, to return promptly to the Disclosing Party or to destroy, at the option of the Disclosing Party and at any time upon the Disclosing Party's request, any and all materials containing Confidential Information. Each party shall (1) promptly notify the other party of any actual or suspected unauthorized use or disclosure of the other party's Confidential Information for a period of two years from the date of termination of this Agreement of which it has knowledge and will cooperate in the investigation of such unauthorized use or disclosure; (2) be liable for breaches of confidentiality by its employees, contractors or agents; and (3) include the other party's reasonable proprietary rights notices on any media or products embodying the other party's Confidential Information, including partial copies thereof. Nothing contained herein shall prevent a Recipient from disclosing the Disclosing Party's Confidential Information to any tribunal or governmental agency, so long as the notice in this Section 6.2 is promptly given; PROVIDED THAT, such disclosure shall not alter the status of such information hereunder for all other purposes as Confidential Information unless and until such information is actually made public by the tribunal or agency.

7.       TERM AND TERMINATION

7.1. TERM. This Agreement shall commence upon the Effective Date and, subject to early termination pursuant to Section 7.2, shall continue in effect until the thirdanniversary of the Launch Date (the "Initial Term") and shall be automatically renewed for successive one (1) year periods after the expiration of the Initial Term unless either party provides the other party with written notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

7.2.     TERMINATION.

         a. Either party may terminate this Agreement upon thirty (30) days' written notice to the other party if the other party breaches any of its material obligations under this Agreement and such breach remains uncured for a period of 30 days after receipt of such notice. Any notice given pursuant to this
                  Section 7.2 must set forth with specificity the alleged material obligations breached by the other party.

         b.       Either party may terminate this Agreement pursuant to
                  Section 9.2.

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                                      -12-



         c. This Agreement shall terminate automatically, with no further action by either party, if (i) a receiver is appointed for either party or its property, (ii) either party makes an assignment for the benefit of its creditors, (iii) any proceedings are commenced by, for or against either party under any bankruptcy, insolvency or debtor's relief law for the purpose of seeking a reorganization of such party's debts, and such proceeding is not dismissed within ninety (90) calendar days of its commencement, or (iv) either party is liquidated or dissolved.

7.3.     EFFECT OF TERMINATION.

         a. THEN-CURRENT ORDERS. Upon termination of this Agreement, the provisions of Section 2, 3.1, and 3.2 regarding the obligations of each party shall terminate, PROVIDED, HOWEVER, that (a) the parties will continue to perform all obligations relating to pending Initial Orders or Renewal Orders in accordance with a schedule to be mutually agreed upon by the parties no later than thirty (30) days after the date of termination, and (b) RoweCom shall provide ongoing customer service to Customers at no less a level of service than it provides to other customers.

         b. CONFIDENTIAL INFORMATION. Promptly after all obligations to existing customers are performed pursuant to clause (a) hereof, each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received from the Disclosing Party which constitute Confidential Information of the other party; provided, however, that for twelve (12) months following termination of this Agreement RoweCom may retain information regarding Customers, solely for the purposes of fulfilling RoweCom's customer support obligations set forth herein.

         c. OTHER OBLIGATIONS. The provisions of Sections 4.1 (Payments) and 4.2 (Quarterly Statements) (solely with respect to payment obligations accrued prior to termination); Section 4.3 (Audit Rights), Section 5 (Representations and Warranties), Section 6 (Confidentiality), Section 7 (Termination), Section 8 (Risk Allocation) and Section 9 (Miscellaneous) shall survive any expiration or termination of this Agreement.

7.4. TERMINATION/NONRENEWAL RIGHTS. It is expressly understood and agreed that the rights of termination and nonrenewal set forth in this Section 7 are final, and that the parties have considered the possibility of such termination or nonrenewal and the possibility of loss and damage resulting therefrom, in making expenditures pursuant to the performance of this Agreement. It is the express intent and agreement of the parties that neither shall be liable to the other for damages or otherwise solely by reason of the termination of this Agreement in accordance with Section 7.1 or 7.2 above. The parties expressly agree that the notice periods in this Agreement are reasonable under the contemplated circumstances.

8. RISK ALLOCATION

8.1. LIMITATION OF LIABILITY. EXCEPT IN RESPECT OF THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTION 6 (CONFIDENTIALITY) AND CLAIMS ARISING UNDER SECTION
8.3 OF THIS AGREEMENT (INDEMNIFICATION), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST REVENUES), WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, STATUTE, REGULATION, OR ANY OTHER THEORY. EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, PROVIDED THAT THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR DIRECT DAMAGES SHALL, EXCEPT IN RESPECT OF THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTION 6 (CONFIDENTIALITY) AND CLAIMS ARISING UNDER SECTION 8.3 OF THIS AGREEMENT (INDEMNIFICATION), BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAID AND/OR PAYABLE BY ROWECOM TO ABSOLUTE UNDER THIS AGREEMENT AT THE TIME SUCH LIABILITY IS FINALLY DETERMINED, WHICHEVER IS GREATER.

8.2. INJUNCTIVE RELIEF. The parties agree that the remedy at law for any breach of the provisions of Sections 3.4, 5, and/or 6 of this Agreement shall be inadequate and the non-breaching party shall be entitled to injunctive relief in addition to any other remedies that may be available to the non-breaching party.

8.3.     INDEMNIFICATION.

         a. OBLIGATION. Subject to the provisions of Section 8.3(b), each party (each an "Indemnitor") hereby agrees to indemnify, defend and hold the other party and its affiliates, directors, officers, employees, contractors and agents (each an "Indemnitee") harmless from and against any third party claim, suit, demand, liability, loss or expense (including reasonable attorney fees) (collectively, "Losses") arising out of or relating to the Indemnitor's breach of its obligations, representations and warranties under this Agreement.

         b. PROCEDURE. To receive the benefit of the foregoing indemnities, the Indemnitee must promptly notify the Indemnitor in writing of a claim or suit and provide reasonable cooperation (at the Indemnitor's expense) and tender to the Indemnitor full authority to defend or settle the claim or suit, PROVIDED, that the Indemnitor may not settle such claim or suit without the consent of the Indemnitee, which consent shall not be unreasonably withheld. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnitor's written consent.

9.       MISCELLANEOUS

9.1. INDEPENDENT CONTRACTORS. For all purposes of this Agreement, each party shall be and act as an independent contractor or and not as a partner, joint venturer, employee or agent of the other. No franchise is created hereby. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party except as specifically provided for herein. The parties' use of the term "partner" or its equivalent is for marketing purposes only, and shall have no effect on the legal relationship between the parties hereto.

9.2. FORCE MAJEURE. Neither party shall be liable or responsible in any manner for failure or delay in performance of any obligation under this Agreement when such failure or delay is due to the result, in whole or in substantial part, to any cause beyond the reasonable control of the party whose performance is delayed or rendered impossible thereby if reasonable steps are taken to resolve the reason for such failure or delay and the reason for such failure or delay is promptly transmitted to the other party. If the delay exceeds ninety (90) days from the initial occurrence each party shall have the right to terminate this agreement upon thirty (30) days prior written notice to the other party.

9.3. ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns. Neither party may assign, transfer, or sublicense its rights or obligations under this Agreement without prior written consent of the other party. Notwithstanding the foregoing or any other provision of this agreement, (a) RoweCom shall have the right to assign this agreement and any rights hereunder, without Absolute's consent, (i) in connection with any merger, consolidation, any sale of all or substantially all of RoweCom's assets or any other transaction in which more than fifty percent (50%) of RoweCom's voting securities are transferred, or (ii) to any subsidiary or affiliate of RoweCom (provided that RoweCom shall provide written notice to Absolute identifying such subsidiary or affiliate); and (b) Absolute shall have the right to assign this agreement and any rights hereunder, without RoweCom's consent, (i) in connection with any merger, consolidation, any sale of all or substantially all of Absolute's assets or any other transaction in which more than fifty percent (50%) of Absolute's voting securities are transferred, or (ii) to any subsidiary or affiliate of Absolute (provided that Absolute shall provide written notice to RoweCom identifying such subsidiary or affiliate).

Neither party may assign this Agreement to a direct competitor of the other party as listed in the Exhibit C hereto.

9.4. NOTICES. Any notices, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be fully given when delivered by hand or dispatched (with reasonable evidence of receipt) by confirmed facsimile transmission, or the next business day after being dispatched by nationally-recognized overnight courier or mail service, addressed to the party to whom the notice is intended to be given at the following or such other address as either party may designate by like notice :

RoweCom:          RoweCom, Inc.
                  15 Southwest Park
                  Westwood, MA
                  02090
                  Phone (617) 497-5800
                  Fax (617) 497-6825
                  Attn. Mr. Robert Rea, Business Development Manager

Absolute:         Absolute Backorder Service, Inc.
                  P.O. Box 336 / 36 Edwards Rd.
                  Foxborough, MA 02035
                  Phone (508) 543-1950
                  Fax   (508) 543-2878
                   E-MAIL jaeger@absolute-inc.com
                  Attn. Mr. Glenn Jaeger, President


9.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with substantive laws of the Commonwealth of Massachusetts, without regard for any choice or conflict of law rule or principle that would result in the application of the substantive law of any other jurisdiction. Any dispute relating to or arising out of this Agreement shall be resolved by a federal or state court located in the Suffolk County in Boston, and each party hereby submits to the exclusive jurisdiction of such court and explicitly waives any venue and inconvenient forum objections thereto. The prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees) from the other party.

9.6. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.7. NO THIRD-PARTY BENEFICIARIES. No person(s) not a party to this Agreement is an intended beneficiary of this Agreement, and no person(s) not a party to this Agreement shall have any right to enforce any term of this Agreement.

9.8. WAIVER. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right to remedy consequent upon a breach thereof, shall constitute a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

9.9. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements on the same subject matter.

9.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.11. FURTHER ASSURANCES. Each of the party's covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

9.12. CAPTIONS. Titles and headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.13. AMENDMENTS. This Agreement may be modified or amended only by a document duly executed on behalf of each Party.

SIGNATURE PAGE FOLLOWS


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first written above.


ABSOLUTE BACKORDER SERVICE INC.                 ROWECOM INC.

By:  /S/ GLENN JAEGER                           By:  /S/ JEFFREY SANDS

Name:_Glenn Jaeger                              Name: Jeffrey Sands

Title: President                                Title:VP of Business Development

                                    EXHIBIT A


                               ROWECOM TRADEMARKS

                                    EXHIBIT B


                               ABSOLUTE TRADEMARKS

[NONE AS OF THE EFFECTIVE DATE]

                                    EXHIBIT C

ROWECOM DIRECT COMPETITORS:


-        Amazon.com
-        barnesandnoble.com, llc.
-        Blackwell Ltd.
-        The Electronic Newsstand, Inc.
-        Ebsco Industries, Inc.
-        FatBrain.com, Inc.
-        NewSub Services, Inc.
-        W.T. Cox
-        Wholly-owned subsidiaries of each of the above


ABSOLUTE DIRECT COMPETITORS


-        Alfred Jaeger, Inc.
-        John T Zubal, Inc./USBE
-        Swets Backsets
-        Periodical Services Company (PSC)